Exhibit 13

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Certification pursuant to 18 U.S.C. § 1350, as adapted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeremy Darroch, the Chief Executive Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:

(i)	the annual report on Form 20-F for the year ended 30 June 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 1 August 2008

Jeremy Darroch
Chief Executive Officer

Certification pursuant to 18 U.S.C. § 1350, as adapted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrew Griffith, the Chief Financial Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:

(i)	the annual report on Form 20-F for the year ended 30 June 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 1 August 2008

Andrew Griffith
Chief Financial Officer